EXHIBIT 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
Second Quarter 2021 Results
For the quarter ended June 30, 2021
(Compared to the quarter ended June 30, 2020)

- Generating Positive Adjusted Property EBITDA in Macao and Singapore
- Pandemic-Related Travel Restrictions and Reduced Visitation Continue to Impact Financial Results
- Safety and Security of Team Members and Guests and Support for Local Communities in Macao, Singapore and Las Vegas Remain Central to our Efforts
- Investment and Capital Expenditure Programs to Expand and Enhance our Integrated Resort Offerings in Macao and Singapore Continue

LAS VEGAS, NV, July 21, 2021 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended June 30, 2021.

“We remain enthusiastic about the opportunity to welcome more guests back to our properties as greater volumes of visitors are eventually able to travel to Macao and Singapore,” said Robert G. Goldstein, chairman and chief executive officer. “We also remain deeply committed to supporting our team members and to helping those in need in each of our local communities as they recover from the impact of the COVID-19 pandemic.”

“We remain confident in the eventual recovery in travel and tourism spending across our markets. Demand for our offerings from customers who have been able to visit remains robust, but pandemic-

related travel restrictions in both Macao and Singapore continue to limit visitation and hinder our current financial performance.”

“Our industry-leading investments in our team members, our communities, and our market-leading Integrated Resort offerings position us exceedingly well to deliver growth as these travel restrictions eventually subside and the recovery comes to fruition. We are fortunate that our financial strength supports our investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.17 billion, compared to $62 million in the prior year quarter. Operating loss was $139 million, compared to $757 million in the prior year quarter. Net loss from continuing operations in the second quarter of 2021 was $280 million, compared to $841 million in the second quarter of 2020. Consolidated adjusted property EBITDA was $244 million, compared to $(425) million in the prior year quarter.

In March 2021, LVS entered into definitive agreements to sell its Las Vegas real property and operations for an aggregate purchase price of approximately $6.25 billion and anticipates the transaction to close in the fourth quarter of 2021. The financial position, results of operations and cash flows of the Las Vegas Operating Properties have been presented as a discontinued operation held for sale.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased to $849 million, compared to $40 million in the second quarter of 2020. Net loss for SCL was $166 million, compared to $549 million in the second quarter of 2020.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $158 million for the second quarter of 2021, compared to $114 million in the prior year quarter. Our weighted average borrowing cost in the second quarter of 2021 was 4.4%, compared to 3.6% during the second quarter of 2020, while our weighted average debt balance increased compared to the prior year quarter due to the issuance of $1.50 billion of senior notes by SCL in June 2020 and borrowings of $505 million under the SCL Credit Facility in the first quarter of 2021.

Our income tax benefit for the second quarter of 2021 was $6 million, compared to an income tax benefit of $31 million in the prior year quarter. The income tax benefit for the second quarter of 2021 was primarily driven by a 21% statutory rate on our U.S. operations and a 17% statutory rate on our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2021 were $2.06 billion.

The company has access to $3.94 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of June 30, 2021, total debt outstanding, excluding finance leases, was $14.42 billion.

Capital Expenditures
Capital expenditures during the second quarter totaled $157 million, primarily including construction, development and maintenance activities of $129 million in Macao and $27 million at Marina Bay Sands.

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Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 21, 2021 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s preeminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four

Seasons Hotel Macao, The Londoner Macao and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares community engagement and charitable giving program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming licenses and subconcession, including the renewal or extension of the subconcession in Macao that expires on June 26, 2022; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities; execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; government regulation; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; gaming promoters; competition; tax law changes; transportation infrastructure in Macao; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the satisfaction of the conditions precedent to the consummation of the proposed sale of our Las Vegas real property and operations, including the Venetian Resort Las Vegas and the Sands Expo and Convention Center (the “Proposed Transaction”), including the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the Proposed Transaction; legal proceedings, judgments or settlements that may be instituted in connection with the Proposed Transaction, including those against us, our board of directors and executive officers and others; disruptions of current plans and operations caused by the announcement and pendency of the Proposed Transaction; potential difficulties in employee retention due to the announcement and pendency of the

Proposed Transaction; the response of customers, suppliers, business partners and regulators to the announcement of the Proposed Transaction; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2021 Results
Non-GAAP Measures

Within the company’s second quarter 2021 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income/loss,” “adjusted earnings/loss per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income/loss,” and “hold-normalized adjusted earnings/loss per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income/loss, which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income/loss and adjusted earnings/loss per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income/loss from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income/loss from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income/loss and hold-normalized adjusted earnings/loss per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income/loss and adjusted earnings/loss per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Casino	$843	$(4)	$1,708	$1,071
Rooms	115	5	211	146
Food and beverage	50	6	106	70
Mall	148	42	304	145
Convention, retail and other	17	13	40	47
Net revenues	1,173	62	2,369	1,479
Operating expenses:
Resort operations	932	492	1,889	1,563
Corporate	56	53	105	112
Pre-opening	4	4	9	9
Development	37	9	46	15
Depreciation and amortization	258	244	513	497
Amortization of leasehold interests in land	14	13	28	27
Loss on disposal or impairment of assets	11	4	14	7
	1,312	819	2,604	2,230
Operating loss	(139)	(757)	(235)	(751)
Other income (expense):
Interest income	1	4	2	17
Interest expense, net of amounts capitalized	(158)	(114)	(312)	(242)
Other income (expense)	10	(5)	(7)	34
Loss from continuing operations before income taxes	(286)	(872)	(552)	(942)
Income tax (expense) benefit	6	31	(8)	9
Net loss from continuing operations	(280)	(841)	(560)	(933)
Income (loss) from discontinued operations, net of income taxes	38	(144)	(24)	(103)
Net loss	(242)	(985)	(584)	(1,036)
Net loss attributable to noncontrolling interests	50	165	114	215
Net loss attributable to Las Vegas Sands Corp.	$(192)	$(820)	$(470)	$(821)

Earnings (loss) per share — basic:
Net loss from continuing operations	$(0.30)	$(0.88)	$(0.59)	$(0.94)
Net income (loss) from discontinued operations, net of income taxes	0.05	(0.19)	(0.03)	(0.13)
Net loss per common share	$(0.25)	$(1.07)	$(0.62)	$(1.07)

Earnings (loss) per share — diluted:
Net loss from continuing operations	$(0.30)	$(0.88)	$(0.59)	$(0.94)
Net income (loss) from discontinued operations, net of income taxes	0.05	(0.19)	(0.03)	(0.13)
Net loss per common share	$(0.25)	$(1.07)	$(0.62)	$(1.07)

Weighted average shares outstanding:
Basic	764	764	764	764
Diluted	764	764	764	764

Dividends declared per common share	$—	$—	$—	$0.79

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net Revenues
The Venetian Macao	$391	$28	$731	$343
The Londoner Macao	189	10	326	180
The Parisian Macao	101	(23)	188	118
The Plaza Macao and Four Seasons Macao	125	19	295	126
Sands Macao	42	7	77	76
Ferry Operations and Other	7	6	15	18
Macao Operations	855	47	1,632	861

Marina Bay Sands	327	23	753	635
Intercompany Royalties(1)	25	—	50	35
Intersegment Eliminations (2)	(34)	(8)	(66)	(52)
	$1,173	$62	$2,369	$1,479

Adjusted Property EBITDA
The Venetian Macao	$108	$(97)	$190	$(48)
The Londoner Macao	(5)	(79)	(28)	(79)
The Parisian Macao	—	(81)	(8)	(84)
The Plaza Macao and Four Seasons Macao	44	(18)	114	10
Sands Macao	(13)	(31)	(31)	(32)
Ferry Operations and Other	(2)	(6)	(5)	(12)
Macao Operations	132	(312)	232	(245)

Marina Bay Sands	112	(113)	256	169
	$244	$(425)	$488	$(76)

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	27.6%		26.0%
The Londoner Macao
The Parisian Macao
The Plaza Macao and Four Seasons Macao	35.2%		38.6%	7.9%
Sands Macao
Ferry Operations and Other
Macao Operations	15.4%		14.2%

Marina Bay Sands	34.3%		34.0%	26.6%

Total	20.8%		20.6%
____________________

Note:	The information for the three months ended June 30, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)	Royalties earned from foreign operations, which were previously included in the Las Vegas Operating Properties and will continue post-closing of the sale.
(2)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss from continuing operations	$(280)	$(841)	$(560)	$(933)
Add (deduct):
Income tax expense (benefit)	(6)	(31)	8	(9)
Other (income) expense	(10)	5	7	(34)
Interest expense, net of amounts capitalized	158	114	312	242
Interest income	(1)	(4)	(2)	(17)
Loss on disposal or impairment of assets	11	4	14	7
Amortization of leasehold interests in land	14	13	28	27
Depreciation and amortization	258	244	513	497
Development expense	37	9	46	15
Pre-opening expense	4	4	9	9
Stock-based compensation (1)	3	5	8	8
Corporate expense	56	53	105	112
Consolidated Adjusted Property EBITDA	$244	$(425)	$488	$(76)

Hold-normalized casino revenue (2)	(62)	49
Hold-normalized casino expense (2)	28	(21)
Consolidated Hold-Normalized Adjusted Property EBITDA	$210	$(397)
____________________

Note:	The information for the three months ended June 30, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)
During the three months ended June 30, 2021 and 2020, the company recorded stock-based compensation expense from continuing operations of $7 million and $6 million, respectively, of which $4 million and $1 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations. During the six months ended June 30, 2021 and 2020, the company recorded stock-based compensation expense from continuing operations of $14 million and $13 million, respectively, of which $6 million and $5 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended June 30, 2021

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$132	$(43)	$24	$113
Marina Bay Sands	112	(19)	4	97
	$244	$(62)	$28	$210

	Three Months Ended June 30, 2020

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$(312)	$47	$(20)	$(285)
Marina Bay Sands	(113)	2	(1)	(112)
	$(425)	$49	$(21)	$(397)
____________________

Note:	The information for the three months ended June 30, 2021 and 2020, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation held for sale.
(1)	For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Loss Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss attributable to LVS	$(192)	$(820)	$(470)	$(821)

Pre-opening expense	4	4	9	9
Development expense	37	9	46	15
Loss on disposal or impairment of assets	11	4	14	7
Other (income) expense	(10)	5	7	(34)
(Income) loss from discontinued operations, net of income taxes	(38)	144	24	103
Income tax impact on net income adjustments (1)	(9)	(3)	(11)	(4)
Noncontrolling interest impact on net income adjustments	1	—	(7)	3
Adjusted net loss from continuing operations attributable to LVS	$(196)	$(657)	$(388)	$(722)

Hold-normalized casino revenue (2)	(62)	49
Hold-normalized casino expense (2)	28	(21)
Income tax impact on hold adjustments (1)	3	—
Noncontrolling interest impact on hold adjustments	6	(8)
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(221)	$(637)

The following is a reconciliation of Diluted Loss per Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Per diluted share of common stock:
Net loss attributable to LVS	$(0.25)	$(1.07)	$(0.62)	$(1.07)

Pre-opening expense	—	—	0.01	0.01
Development expense	0.05	0.01	0.06	0.02
Loss on disposal or impairment of assets	0.01	—	0.02	0.01
Other (income) expense	(0.01)	0.01	0.01	(0.04)
(Income) loss from discontinued operations, net of income taxes	(0.05)	0.19	0.03	0.13
Income tax impact on net income adjustments	(0.01)	—	(0.01)	(0.01)
Noncontrolling interest impact on net income adjustments	—	—	(0.01)	—
Adjusted loss per diluted share from continuing operations	$(0.26)	$(0.86)	$(0.51)	$(0.95)

Hold-normalized casino revenue	(0.08)	0.06
Hold-normalized casino expense	0.04	(0.02)
Income tax impact on hold adjustments	—	—
Noncontrolling interest impact on hold adjustments	0.01	(0.01)
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.29)	$(0.83)

Weighted average diluted shares outstanding	764	764	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$6,104	$95	$5,736	$3,077
Slot machine win per unit per day (2)	$192	$18	$193	$116
Average number of table games	630	643	629	570
Average number of slot machines	1,170	864	1,108	1,079

The Londoner Macao:
Table games win per unit per day (1)	$3,919	$12	$3,224	$2,505
Slot machine win per unit per day (2)	$134	$9	$120	$150
Average number of table games	475	347	475	328
Average number of slot machines	889	408	854	683

The Parisian Macao:
Table games win per unit per day (1)	$3,116	$(850)	$2,923	$2,592
Slot machine win per unit per day (2)	$87	$17	$91	$117
Average number of table games	270	299	269	268
Average number of slot machines	914	593	898	810

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$7,597	$941	$9,520	$4,939
Slot machine win per unit per day (2)	$61	$1	$74	$116
Average number of table games	142	173	142	149
Average number of slot machines	115	55	80	90

Sands Macao:
Table games win per unit per day (1)	$3,079	$271	$2,976	$2,726
Slot machine win per unit per day (2)	$106	$62	$109	$114
Average number of table games	156	185	154	168
Average number of slot machines	549	452	540	576

Marina Bay Sands:
Table games win per unit per day (1)	$2,770	$2,636	$3,417	$7,833
Slot machine win per unit per day (2)	$773	$714	$851	$575
Average number of table games	559	604	570	606
Average number of slot machines	1,947	984	1,900	2,295

Las Vegas Operating Properties(3):
Table games win per unit per day (1)	$3,365	$2,087	$2,683	$4,715
Slot machine win per unit per day (2)	$622	$327	$503	$326
Average number of table games	193	206	186	203
Average number of slot machines	1,517	1,260	1,504	1,772
____________________

Note:
These casino statistics exclude table games and slot machines shutdown due to social distancing measures or closure of the gaming facilities as a result of the COVID-19 pandemic. The gaming operations at our Macao properties were closed on February 5, 2020 and reopened on February 20, 2020 due to a government mandate, except for operations at The Londoner Macao, which resumed on February 27, 2020. The Las Vegas Operating Properties were closed on March 18, 2020 and reopened on June 4, 2020, due to the statewide closure of non-essential services by the State of Nevada. Marina Bay Sands gaming operations were closed effective April 7, 2020 through June 30, 2020, due to Singapore mandated government closures of all non-essential services. During the quarter ended June 30, 2021, gaming operations at Marina Bay Sands were closed on May 17, 2021 and reopened on May 19, 2021, due to pandemic-related measures in consultation with the Singapore government authorities.

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The Las Vegas Operating Properties are classified as a discontinued operation held for sale.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$307	$5	$302
Rooms	24	1	23
Food and Beverage	7	1	6
Mall	49	18	31
Convention, Retail and Other	4	3	1
Net Revenues	$391	$28	$363

Adjusted Property EBITDA	$108	$(97)	$205
EBITDA Margin %	27.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,510	$108	$1,402
Rolling Chip Win %(1)	4.91%	1.48%	3.43	pts

Non-Rolling Chip Drop	$999	$16	$983
Non-Rolling Chip Win %	27.6%	24.8%	2.8	pts

Slot Handle	$551	$58	$493
Slot Hold %	3.7%	2.5%	1.2	pts

Hotel Statistics

Occupancy %	58.6%	2.1%	56.5	pts
Average Daily Rate (ADR)	$159	$220	$(61)
Revenue per Available Room (RevPAR)	$93	$5	$88
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed during the quarters ended June 30, 2021 and 2020. During the quarter ended June 30, 2020, rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$133	$1	$132
Rooms	28	—	28
Food and Beverage	9	1	8
Mall	16	7	9
Convention, Retail and Other	3	1	2
Net Revenues	$189	$10	$179

Adjusted Property EBITDA	$(5)	$(79)	$74
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,126	$—	$1,126
Rolling Chip Win %(1)	4.76%	—%	4.76	pts

Non-Rolling Chip Drop	$551	$6	$545
Non-Rolling Chip Win %	21.0%	6.9%	14.1	pts

Slot Handle	$286	$11	$275
Slot Hold %	3.8%	3.3%	0.5	pts

Hotel Statistics

Occupancy %	44.2%	1.1%	43.1	pts
Average Daily Rate (ADR)	$152	$144	$8
Revenue per Available Room (RevPAR)	$67	$2	$65
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed during the quarters ended June 30, 2021 and 2020. Rooms utilized for government quarantine purposes during the quarters ended June 30, 2021 and 2020, and to provide lodging for team members due to travel restrictions, as well as the hotel tower consisting of rooms under the Conrad brand that remained closed for a portion of time during the quarter ended June 30, 2020, were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$69	$(30)	$99
Rooms	17	1	16
Food and Beverage	4	1	3
Mall	10	4	6
Convention, Retail and Other	1	1	—
Net Revenues	$101	$(23)	$124

Adjusted Property EBITDA	$—	$(81)	$81
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$32	$382	$(350)
Rolling Chip Win %(1)	8.24%	(6.40)%	14.64	pts

Non-Rolling Chip Drop	$358	$6	$352
Non-Rolling Chip Win %	20.6%	20.4%	0.2	pts

Slot Handle	$244	$19	$225
Slot Hold %	3.0%	4.7%	(1.7)	pts

Hotel Statistics

Occupancy %	58.4%	3.5%	54.9	pts
Average Daily Rate (ADR)	$119	$148	$(29)
Revenue per Available Room (RevPAR)	$70	$5	$65
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed during the quarters ended June 30, 2021 and 2020. During the quarter ended June 30, 2020, rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$74	$8	$66
Rooms	12	1	11
Food and Beverage	5	1	4
Mall	34	9	25
Net Revenues	$125	$19	$106

Adjusted Property EBITDA	$44	$(18)	$62
EBITDA Margin %	35.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$529	$563	$(34)
Rolling Chip Win %(1)	4.42%	2.42%	2.00	pts

Non-Rolling Chip Drop	$350	$19	$331
Non-Rolling Chip Win %	21.4%	6.5%	14.9	pts

Slot Handle	$18	$—	$18
Slot Hold %	3.5%	—%	3.5	pts

Hotel Statistics

Occupancy %	48.4%	6.2%	42.2	pts
Average Daily Rate (ADR)	$445	$358	$87
Revenue per Available Room (RevPAR)	$215	$22	$193
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed during the quarters ended June 30, 2021 and 2020. During the quarter ended June 30, 2020, rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$37	$5	$32
Rooms	2	1	1
Food and Beverage	1	—	1
Mall	1	1	—
Convention, Retail and Other	1	—	1
Net Revenues	$42	$7	$35

Adjusted Property EBITDA	$(13)	$(31)	$18
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$332	$219	$113
Rolling Chip Win %(1)	6.51%	0.78%	5.73	pts

Non-Rolling Chip Drop	$131	$28	$103
Non-Rolling Chip Win %	16.9%	10.2%	6.7	pts

Slot Handle	$161	$77	$84
Slot Hold %	3.3%	3.3%	—	pts

Hotel Statistics

Occupancy %	71.1%	10.6%	60.5	pts
Average Daily Rate (ADR)	$141	$153	$(12)
Revenue per Available Room (RevPAR)	$100	$16	$84
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed during the quarters ended June 30, 2021 and 2020. During the quarter ended June 30, 2020, rooms utilized to house team members due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$223	$7	$216
Rooms	32	1	31
Food and Beverage	24	2	22
Mall	39	3	36
Convention, Retail and Other	9	10	(1)
Net Revenues	$327	$23	$304

Adjusted Property EBITDA	$112	$(113)	$225
EBITDA Margin %	34.3%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$612	$122	$490
Rolling Chip Win %(1)	6.44%	1.91%	4.53	pts

Non-Rolling Chip Drop	$553	$25	$528
Non-Rolling Chip Win %	18.1%	22.2%	(4.1)	pts

Slot Handle	$3,165	$94	$3,071
Slot Hold %	4.3%	3.7%	0.6	pts

Hotel Statistics

Occupancy %	67.9%	40.2%	27.7	pts
Average Daily Rate (ADR)	$221	$328	$(107)
Revenue per Available Room (RevPAR)	$150	$132	$18
____________________

Note:	Due to government-mandated closure of non-essential services as a result of the COVID-19 pandemic, the property was closed from April 7, 2020 through June 18, 2020 for certain retail and restaurant operations and through June 30, 2020 for gaming operations. During the quarter ended June 30, 2021, gaming operations at Marina Bay Sands were closed on May 17, 2021 and reopened on May 19, 2021, due to pandemic-related measures in consultation with the Singapore government authorities. Due to social distancing measures and travel restrictions, the property operated at a reduced capacity during the quarters ended June 30, 2021 and 2020, with some operations temporarily closed. Rooms utilized for government quarantine purposes were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Discontinued Operation Held for Sale
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties(1)	June 30,
(Dollars in millions)	2021	2020	Change
Revenues:
Casino	$110	$14	$96
Rooms	107	9	98
Food and Beverage	52	6	46
Convention, Retail and Other(2)	21	7	14
Net Revenues	$290	$36	$254

Adjusted Property EBITDA	$51	$(122)	$173
EBITDA Margin %	17.6%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$362	$99	$263
Table Games Win %(3)	16.3%	11.8%	4.5	pts

Slot Handle	$1,000	$192	$808
Slot Hold %	8.6%	5.8%	2.8	pts

Hotel Statistics

Occupancy %	85.5%	33.5%	52.0	pts
Average Daily Rate (ADR)	$199	$162	$37
Revenue per Available Room (RevPAR)	$170	$54	$116
____________________

Note:	Due to the statewide closure of non-essential services by the State of Nevada as a result of the COVID-19 pandemic, the property was closed on March 18, 2020 and reopened on June 4, 2020. During the quarters ended June 30, 2021 and 2020, due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed; however, these capacity restrictions were lifted on June 1, 2021. Rooms within the property’s Venezia tower that remained closed for a portion of the quarters ended June 30, 2021 and 2020, were excluded from the calculation of hotel statistics above.
(1)	In March 2021, LVS entered into definitive agreements to sell its Las Vegas real property and operations and as a result have been classified as a discontinued operation held for sale.
(2)	Prior year amounts have been adjusted to conform to the current period presentation, which excludes intercompany royalties as these will continue post-closing of the sale. See Exhibit 2.
(3)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2021					TTM June 30, 2021
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$49	$44	89.8%	814,731	79.2%	$1,227

Shoppes at Four Seasons
Luxury Retail	21	20	95.2%	125,466	100.0%	7,627
Other Stores	13	12	92.3%	118,638	87.5%	2,353
Total	34	32	94.1%	244,104	93.9%	5,389

Shoppes at Londoner(3)	15	12	80.0%	520,941	60.9%	1,058

Shoppes at Parisian	10	8	80.0%	296,145	78.1%	593

Total Cotai Strip in Macao	108	96	88.9%	1,875,921	75.9%	1,793

The Shoppes at Marina Bay Sands	39	34	87.2%	620,427	98.2%	1,366

Total	$147	$130	88.4%	2,496,348	81.4%	$1,671
____________________

Note:
This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $10 million at our Macao properties and $7 million at Marina Bay Sands.

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	The Shoppes at Londoner will feature up to an estimated 600,000 square feet of gross leasable area upon completion of all phases of the renovation, rebranding and expansion to The Londoner Macao.